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                                                                    EXHIBIT 10.2
                             	AMENDMENT NO.1
                                   	TO
                            	ZERO CORPORATION
                         	1988 STOCK OPTION PLAN


     This Amendment No. 1 to ZERO Corporation 1988 Stock Option Plan (this "Amendment") is effective as of July 24, 1996.

     WHEREAS, on July 24, 1996 the Board of Directors of ZERO Corporation, a Delaware corporation, adopted and approved an amendment to the ZERO Corporation 1988 Stock Option Plan (the "Plan"), as set forth herein.

     NOW, THEREFORE, the Plan is amended and modified as follows:

     1.     Section 16 is added and reads in its entirety as follows:

     SECTION 16. Vesting Upon Death, Permanent Disability or Retirement of Employees. Notwithstanding any provision to the contrary in this Plan or in any grant of stock options or Stock Appreciation Rights hereunder, the provisions set forth in this section shall govern the time at which stock options and Stock Appreciation Rights granted hereunder to employees of the Company shall become exercisable ("vest") in the event of death, Permanent Disability (as hereinafter defined) or Retirement (as hereinafter defined).

          (a) If an employee ceases to be employed by the Company by reason of such employee's death or Permanent Disability, then (i) all stock options and Stock Appreciation Rights granted hereunder to such employee that have not vested shall fully vest as of the date of such employee's death or Permanent Disability, and (ii) the stock options and Stock Appreciation Rights granted to such employee shall terminate upon the earlier of the applicable date of expiration of such stock options and Stock Appreciation Rights, or the first anniversary of the date of such employee's death or Permanent Disability. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Committee in such form and manner, and at such times, as the Committee may require. Any determination by the Committee that an employee does or does not have a Permanent Disability shall be final and binding upon the Company and such employee.

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         (b) If an employee ceases to be employed by the Company by reason of such employee's retirement at age 55 or older (referred to as "Retirement"), then (i) all stock options and/or Stock Appreciation Rights granted hereunder to such employee that have not vested shall continue to vest at such time and in such manner as set forth in the agreement pertaining to the stock options or Stock Appreciation Rights, until and including the day immediately preceding the first anniversary of the date of such employee's Retirement, and (ii) the stock options and/or Stock Appreciation Rights granted to such employee, whether or not vested, shall terminate upon the earlier of the applicable date of expiration of such stock options and/or stock appreciation rights, or the first anniversary of the date of such employee's Retirement.

     2. Except as hereby amended, the Plan remains unmodified and in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized officer this 24th day of July, 1996.

                                          ZERO CORPORATION


                                          By:  S/ANITA J. CUTCHALL
                                          Anita J. Cutchall
     	                                    Corporate Secretary

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                              AMENDMENT NUMBER TWO
                                ZERO CORPORATION
                             1988 STOCK OPTION PLAN


     WHEREAS, ZERO Corporation (the "Company") desires to amend its 1988 Stock Option Plan (the "Plan") to allow for the naming of death beneficiaries to exercise remaining options available upon the death of an optionholder so as to avoid the inclusion of options in an optionholder's probate estate in certain jurisdictions;

     NOW, THEREFORE, the Plan shall be amended as follows, effective October 22, 1997:

     1.   Section 8 shall be amended to read as follows:

          Nontransferability. Any option (and any associated Stock Appreciation Right) granted under this Plan shall by its terms be nontransferable by the optionee otherwise than pursuant to a beneficiary designation made under
     Section 17(a) hereof or by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee or his guardian or legal representative.

     2.   A new Section 17 shall be added to read as follows:

          Matters Pertaining To The Death Of An Optionee

          (a) Effect of Death. In the event of the death of any optionee hereunder, the term "optionee" as used hereunder shall thereafter be deemed to refer to the beneficiary or beneficiaries designated pursuant to Section 16(b) hereof, or, if no such designation is in effect, the person to whom the optionee's rights passed by will or applicable law, or, if no such person has such right, the executor or administrator of the estate of such optionee. Further, an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable or became exercisable on the date of death.

          (b) Designation of Beneficiaries. An optionee hereunder may file with the Committee a written designation of a beneficiary or beneficiaries under this Plan on a form and in such manner as the Committee prescribes and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however that if the Committee is in doubt as to the entitlement of any such beneficiary to any option, the Committee may determine to recognize only the legal representative of the optionee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

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     IN WITNESS WHEREOF, the Company has caused this Amendment Number Two to be executed by its duly authorized officer this 22nd day of October, 1997.

                              ZERO CORPORATION



                              By:    /s/ ANITA J. CUTCHALL
                                     ----------------------------
                                       Anita J. Cutchall
                                       Vice President-Legal and
                                       Corporate Secretary